EXHIBIT 32.1

18 U.S.C. Section 1350 Certifications

Certification of Chief Executive Officer

     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Ocular Sciences, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

          (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2004

/s/Stephen J. Fanning

Stephen J. Fanning
Chief Executive Officer

Certification of Chief Financial Officer

     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Ocular Sciences, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

          (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2004

/s/Steven M. Neil

Steven M. Neil
Chief Financial Officer